Exhibit 23

                            ELCO INDUSTRIES, INC.
                       AND CONSOLIDATED SUBSIDIARIES

                     Consent of Independent Accountants


We consent to the incorporation by reference in the Prospectus of Elco Industries, Inc. on Form S-8 (file number 33-11041) and in the prospectus's relating to Elco Industries, Inc. 1991 Stock Option Plan Plan and 1992 Stock Option Plan for Non-Employee Directors and the registration statement on Form S-8 relating thereto (file number 33-54872) of our report, which includes an explanatory paragraph on the change in method of accounting for postretirement benefits, dated August 5, 1994, on our audits of the consolidated financial statements and the financial statement schedules of Elco Industries, Inc. and Subsidiaries as of June 30, 1994 and 1993 and for the years ended June 30, 1994, 1993, and 1992, which report is included in this Annual Report on Form 10-K.





Rockford, IL                             Coopers & Lybrand  L.L.P.
September      , 1994